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                                                                      EXHIBIT 10

(Certain confidential portions of this Exhibit have been omitted, as indicated by an {*} on the margin or in the text, and filed with the Commission.)


          CHANGE IN EMPLOYMENT STATUS AGREEMENT ("Agreement")

          I, Peter F. Karches, and Morgan Stanley Dean Witter & Co., a Delaware corporation (the "Company"), agree to resolve all issues regarding my employment status as follows:

          Section 1 -- Termination and Resignation

          I hereby terminate my employment and resign from all positions, offices and directorships with the Company and its affiliates effective as of September 1, 2000 (the "Termination Date").

          Section 2 -- Payments and Benefits

          (a) In General: Provided that I do not revoke this Agreement, which I may do within seven (7) days after I sign it, and subject to Section 4(k) of this Agreement, the Company will pay me the amounts and provide me with the benefits set forth in this Section in consideration for my acceptance of the terms of this Agreement.

          (b) Bonus for Fiscal Year 2000: The Company will pay me in cash a bonus amount for fiscal year 2000 equal to my Adjusted Compensation (as defined below), less any applicable withholding. Such bonus amount will be paid to me at the same time that bonuses for fiscal year 2000 are paid to other senior executives of the Company, but no later than February 15, 2001. For the purposes of this Agreement, my Adjusted Compensation will equal (i) 95.83% of the aggregate dollar value of the "Total Reward" for fiscal year 2000, as determined and valued by the Compensation Committee of the Company's Board of Directors, and as defined in the Report of the Compensation Committee on Executive Compensation in the Proxy Statement for the Company's Annual Meeting of Stockholders on April 6, 2000, of the Chief Executive Officer of the Company, minus (ii) my annualized base salary in effect on the Termination Date ("Base Salary").

          (c) Base Salary for Fiscal Year: The Company will pay me in cash the remainder of my Base Salary for fiscal year 2000, less any applicable withholding. Such Base Salary will be paid to me for the period from the Termination Date until November 30, 2000 at the same time that my salary payments for such period would have been paid.

          (d) Severance Payments: The Company will pay me in cash a severance amount equal to the sum of my annualized Base Salary and my Adjusted Compensation for fiscal year 2000, less any applicable withholding. Such severance amount will be paid to me in two equal installments at the time that bonuses for fiscal year 2001 and fiscal year 2002 are paid to senior executives of the Company, but no later than February 15 of the years in which such bonuses are paid.

          (e) Treatment of Stock Option and Restricted Stock Unit Awards: The Company acknowledges and agrees that my termination will be treated as a "Full Career Retirement" for purposes of any awards of stock options and restricted stock units previously granted to me by the Company that have a Full Career Retirement feature. Any remaining transfer or sale restrictions (and, to the extent provided in Section 2(f), existing subsequent forfeiture conditions) applicable to such awards or shares of the Company's common stock underlying such awards will be removed or waived by the Company, subject to obtaining any necessary approval of the Company's Board of Directors (or the appropriate committee thereof) and subject to the other provisions of this Section 2(e) and
Section 2(f). Accordingly, any stock options that are listed in Schedule A and that are unvested on the date hereof (except the 239,708 unvested shares under the option award of February 26, 1996) will vest not later than the Termination Date. The remaining unvested stock options shall not be deemed forfeited as a result of my resignation pursuant to this Agreement and will vest on February 26, 2001.

          All stock options listed in Schedule A will be exercisable in accordance with the terms and conditions of such awards (including, subject to Section 2(f), existing subsequent forfeiture conditions); provided, however, that (i) no provision in any award restricting exercisability shall be applicable after the "Window Date", as defined in Section 2(f) below (except for such provision in the award with respect to shares vesting on February 26, 2001, which shall cease to be applicable after vesting), and (ii) all options that are vested shall remain exercisable for their full terms.

          All restricted stock units listed in Schedule A will vest on the Termination Date and will be converted to shares of common stock in accordance with Section 2(f) and the terms and conditions of such awards (including, subject to Section 2(f), existing subsequent forfeiture conditions but not including any term or condition that would change the conversion date set forth in Section 2(f)).

          Any notice requirements applicable in any way to such stock options and restricted stock units, including, without limitation, with respect to giving notice of resignation, shall be deemed met by my execution of this Agreement. To the extent that any award of restricted stock units requires an election with respect to the stock payment date, or any award of stock options requires an election with respect to vesting or a transfer restriction date, such requirements shall be deemed discharged or superseded by this Agreement. The Company shall use its best efforts to cause its Board of Directors (or the appropriate committee thereof) to take any action necessary to implement the provisions of this paragraph.

          The Company shall use its best efforts to obtain any Board or Board committee approvals needed to effect the terms and conditions of this Agreement at or before the next regularly scheduled Board meeting.

          (f) Treatment of Company Stock: Effective as of the Termination Date, the Company will cease to treat me as an active employee for purposes of any applicable employee voting agreements and group sales programs.

          Effective as of the third business day following the announcement by the Company of its earnings for the third quarter of fiscal year 2000 (the "Window Date"), the

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Company will waive or remove any remaining restrictions (other than any restrictions imposed under applicable law) on the transfer or sale of the shares of the Company's common stock designated on Schedule A as "Section 1 Awards" (including all shares subject to stock options so designated) and, effective as of the Window Date, the Company will remove any remaining forfeiture conditions on such shares and any unexercised options that are so designated (including all shares subject to stock options so designated), in each case subject to any necessary approval of the Company's Board of Directors (or the appropriate committee thereof).

          Effective as of the first anniversary of the Termination Date, the Company will convert the restricted stock units, all of which are designated on Schedule A as "Section 2 Awards", into shares of common stock and will waive or remove any remaining transfer or sale restrictions and any remaining forfeiture conditions (other than any restrictions imposed under applicable law) on all shares of common stock (including shares subject to stock options) and any unexercised options designated on Schedule A as "Section 2 Awards", subject to any necessary approval of the Company's Board of Directors (or the appropriate committee thereof) and any applicable withholding requirements. All shares of common stock (including shares subject to stock options) listed in Schedule A are referred to in this Agreement as "Company Shares".

          The Company shall use its best efforts to obtain any Board or Board committee approvals needed to effect the terms and conditions of this Agreement at or before the next regularly scheduled Board meeting.

          I hereby acknowledge and agree with the Company that (i) I will not transfer, sell, hypothecate, margin or enter into any derivative transaction with respect to (for purposes of this Section 2(f), "transfer"), or attempt to transfer, any Company Shares during the period beginning on the date of signature hereof and ending on the Window Date, (ii) during the period beginning on the Window Date and ending on the first anniversary of the Termination Date, I will not transfer, or attempt to transfer, any Company Shares designated on Schedule A as "Section 2 Awards", and (iii) from and after the first anniversary of the Termination Date, I may transfer all of the Company Shares, subject to any restrictions imposed under applicable law.

          The Company is not aware of any restriction on the sale by me of Company Shares beyond those imposed by Section 2(e) and this Section 2(f). All Company Shares are and will continue to be registered under applicable securities laws so as to permit their immediate sale by me as a selling shareholder in the public markets. All certificates delivered to me for Company Shares shall be without any restrictive legend; the Company will remove any such legend from any Company Shares in my possession upon request.

          For purposes of this Agreement, the direct or indirect surrender or cancellation of Company Shares in connection with the payment of an option exercise price or the satisfaction of a tax or other withholding obligation will be considered a transfer of such Company Shares.

          The Company will afford me the opportunity from time to time after the Window Date to offer to sell to the Company any specified amount of Company Shares (which Company Shares are then transferable under this Section 2 (f)), at the current market price as of the time

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and date of such offer (or the market price as of the time of acceptance of the trade, if higher), or at such other price (or for such other quantity of shares) as the Company and I shall mutually agree; the Company shall have 30 minutes to accept such offer on my part, measured from the time I place a call to its "Designated Representative" as defined below for this purpose; after such 30-minute period, if the Company does not purchase the Company Shares so offered, I may sell such Company Shares on the open market, or in a block transaction with another firm. The Company shall provide me with the telephone number of a brokerage unit or block-trading desk that will be authorized promptly to respond to any such offer on my part (the "Designated Representative"), and procedures for prompt payment to an account designated by me upon settlement of any transaction. I shall not at any time be obligated to follow these procedures. Any sale of Company Shares by me to the Company shall be free of any commission, fee or charge by the Company.

          (g) Continuation of Medical Plan Coverage: The Company will cause my coverage and, if I so elect, my dependents' coverage under its insured group medical plan to continue at the level in effect upon the Termination Date (provided that I continue to timely make any regularly required contributions in accordance with practices then in effect under such plan) until the earliest of
(i) my attainment of age 65, or (ii) my eligibility for coverage under another group medical plan of a full-time employer that does not contain any exclusion or limitation with respect to any preexisting condition I or my dependents have. In the event I cease to be eligible for coverage under the Company's insured group medical plan (including a termination of that plan or failure of the Company to adopt a replacement plan under which I am eligible for comparable insured coverage), the Company shall pay to me no less frequently than quarterly in advance an amount that, after payment by me of any taxes on that amount, is equal to the Company's cost of such insured coverage immediately prior to the date of the cessation of insured coverage.

          (h) D&O Coverage: The Company will continue to provide to me, at the greater of (y) the level provided to senior executive officers of the Company from time to time or (z) the level provided to me immediately prior to the Termination Date, directors' and officers' insurance coverage with respect to all activities that have been or shall be undertaken by me on behalf of the Company. Such coverage shall be provided until such time as actions against me are no longer permitted by law with respect to such activities.

          (i) Indemnification: (i) The Company agrees that if I am made a party to, threatened to be made a party to, or otherwise receive any other legal process in, any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that I was a director, officer or employee of the Company or was serving at the request of the Company as director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefits plans, whether or not the basis of such Proceeding is my alleged action in an official capacity while serving as director, officer, member, employee or agent, I shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by the Company's certificate of incorporation and bylaws or, if greater, by the laws of the State of Delaware, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and any cost and fees incurred in enforcing my rights to indemnification or contribution) reasonably incurred or suffered by me in connection therewith, and such indemnification shall continue even though I have ceased to be a director, officer, member, employee or agent of the Company or other entity and shall inure to the benefit of my heirs, executors and administrators. The Company shall advance to me all reasonable costs and expenses incurred by me in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an undertaking to repay the amount of such advance, less any applicable taxes, if it shall ultimately be determined that I am not entitled to be indemnified against such costs and expenses.

          (ii) Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders) to have made a determination that my indemnification is proper because I have met the applicable standard of conduct, nor a determination by the Company (including its Board of Directors, independent legal counsel or stockholders) that I have not met such applicable standard of conduct, shall create a presumption or inference that I have not met the applicable standard of conduct. Similarly, a determination by the Company's Board of Directors, independent legal counsel or stockholders that I have met such applicable standard of conduct shall not create a presumption or inference that I have met the applicable standard of conduct.

          (j) Retirement and Deferred Compensation Benefits: Any retirement and/or deferred compensation benefits payable to me under the qualified and non-qualified retirement and deferred compensation plans of the Company and its predecessors will be calculated and become payable in accordance with the terms and conditions of such plans. The Company acknowledges that my termination will be treated as a full career retirement, normal retirement or equivalent for purposes of such plans and benefits. I shall be eligible for any future enhancements in post-termination retirement or deferred compensation benefits to the extent such enhancements are provided generally to other retired senior executives of the Company who retired on or before the Termination Date.

          (k) Additional Payments: In the event that the aggregate of all payments or benefits made or provided to me under this Agreement and under all other plans and programs of the Company (the "Aggregate Payment") is determined to constitute a Parachute Payment as such term is defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to me, prior to the time any excise tax imposed by Section 4999 of the Code ("Excise Tax") is payable with respect to such Aggregate Payment, an additional amount which, after the imposition of all income, employment and excise taxes thereon, including any interest and penalties, is equal to the Excise Tax on the Aggregate Payment.

          (l) Transition Assistance: The Company shall provide me with transition assistance to the extent I shall require such assistance from one or both of my current secretaries and shall continue to take telephone, e-mail and other messages for me and to forward such messages and any personal mail received by the Company addressed to me (other than mail that is applicable to the Company's business and not to me in my personal capacity), in each case for a period of six months following the Termination Date.

          (m) Beneficiaries/References: I shall be entitled, to the extent permitted under applicable law or any applicable plan, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following my death, by giving the Company written notice thereof. In the event of my death or a judicial determination of my incompetence, payments provided herein shall be made to my beneficiary, estate or legal representative, and reference in this Agreement to me shall be deemed, where appropriate, to refer to my beneficiary, estate or other legal representative.

          Section 3 -- Complete Release

          (a) As additional consideration for the compensation and severance granted to me hereunder, which exceeds any amount that the Company is otherwise required to pay me, I hereby irrevocably and unconditionally release all the Claims described in Sections 3(b) and 3(c) that I may now have, or may hereafter have, against the Released Parties listed in Section 3(d). However, I am not releasing: (i) my right to enforce the terms and conditions of this Agreement;
(ii) any rights or claims that arise after I sign this Agreement under the Age Discrimination in Employment Act; (iii) my right, if any, to government-provided unemployment benefits; (iv) my rights under any stock option, stock purchase or other equity-based benefit plan; (v) my rights under any deferred compensation or retirement plan of the Company; (vi) my right to obtain contribution as permitted by law in the event of entry of judgment against me as a result of any act or failure to act for which I and one or more of the Released Parties are jointly liable; (vii) eligibility for indemnification in accordance with this Agreement and applicable laws and corporate by-laws as in existence on the Termination Date with respect to any liability incurred as a result of my employment or other service, or the termination thereof, with the Company or any affiliate of the Company as an officer, director or employee; (viii) any rights I may have as a limited partner or investor in any partnership or fund affiliated with or advised by any of the Released Parties or (ix) any rights arising out of any investor or customer relationship I may have with any of the Released Parties, including but not limited to any claims pertaining to credit cards or securities, or other financial instruments, including brokerage accounts, and investment partnerships.

          (b) Claims Released: Except as otherwise set forth in this Agreement, I am releasing all known and unknown claims, promises, causes of action, or similar rights of any type that I may have attributable to events or circumstances occurring prior to the Termination Date that relate to my employment or termination of employment with the Company or its affiliates ("Claims") with respect to any Released Parties listed in Section 3(d). Except as otherwise set forth in this Agreement, these include, but are not limited to, Claims that in any way relate to: (i) Claims for compensation, bonuses, commissions, lost wages, or unused accrued vacation or sick pay; (ii) the design or administration of any employee benefit program; (iii) any rights I may have to severance or similar benefits or to post-employment health or group insurance benefits; or (iv) any Claims to attorneys' fees or other indemnities relating to the foregoing. I understand that the Claims I am releasing might arise under many different laws, including the following:

          Anti-discrimination statutes, such as the Age Discrimination in
          ----------------------------
          Employment Act and Executive Order 11141, which prohibit age discrimination in employment; Title VII of the Civil Rights Act of 1964, Section 1981 of the Civil Rights Act of 1866, and Executive Order 11246, which prohibit discrimination based on race, color, national origin, religion, or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans With Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination against the disabled; and any other federal, state, or local laws prohibiting employment discrimination such as the New York City and New York State Human Rights Laws.

          Federal employment statutes, such as the WARN Act, which requires that
          ---------------------------
          advance notice be given of certain work force reductions; the Employee Retirement Income Security Act of 1974, which, among other things, protects employee benefits; the Fair Labor Standards Act of 1938, which regulates wage and hour matters; the Family and Medical Leave Act of 1993, which requires employers to provide leaves of absence under certain circumstances; and any other federal laws relating to employment, such as veterans' reemployment rights laws.

          Other laws, such as any federal, state, or local laws, restricting an
          ----------
          employer's right to terminate employees, or otherwise regulating employment; any federal, state, or local law enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith; any other federal, state, or local laws providing recourse for alleged wrongful discharge, physical or personal injury, emotional distress, fraud, negligent misrepresentations, defamation, and similar or related claims.

The law referred to in this subsection includes statutes, regulations, other administrative guidance and common law doctrines.

          (c) Unknown Claims: I understand that, except as otherwise set forth in this Agreement, I am releasing Claims attributable to events or circumstances arising prior to the Termination Date that I may not know about, except to the extent that my lack of knowledge about such Claims is owing to fraud, misrepresentation or intentional or negligent withholding of material information by the Company, any Key Person or any other senior officer of the Company. That is my knowing and voluntary intent, even though I recognize that someday I might learn that some or all of the facts I currently believe to be true are untrue and even though I might then regret having signed this Agreement. Nevertheless, I am assuming that risk and I agree that this Agreement shall remain effective in all respects in any such case, except as otherwise provided in this Section 3(c). I expressly waive all rights I might have under any law that is intended to protect me from waiving unknown claims. I understand the significance of doing so.

          (d) Released Parties: The Released Parties are the Company, all Company-related entities, subsidiaries, affiliates, partnerships, or joint ventures, and, with respect to each of them, their predecessors, and successors; and, with respect to each such entity, all of its past and present employees, officers, partners, directors, stockholders, members, owners, representatives, assigns, attorneys, agents, and employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs).

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          (e)  Mutual Release:  The Company, its related entities, subsidiaries, affiliates, partnerships and joint ventures and each of their predecessors and successors also agree that, subject to this Agreement's becoming effective, they hereby irrevocably and unconditionally release all claims, promises, causes of action or similar rights of any type they may have attributable to events or circumstances occurring prior to the Termination Date against me or my family, estate, agents, attorneys, heirs, executors, successors and assigns, except that this release shall not apply to any act that constitutes a criminal act under any federal or state statute committed or perpetrated by me against the Company or its affiliates during the course of my employment with the Company or its affiliates (including any criminal act of fraud, misappropriation of funds or embezzlement for my personal enrichment or any other criminal action against the Company or its affiliates) of which the Company is unaware as of the date of this Agreement owing to fraud, misrepresentation or intentional or negligent withholding of material information regarding the Company or its business on my part. The Company represents and warrants that, as of the date of this Agreement, it is not aware of any conduct on my part that would constitute fraud, misappropriation of funds, or embezzlement for my personal enrichment or other criminal act against the Company.

          Section 4 -- Additional Covenants

          (a) Pursuit of Released Claims: I have not filed or caused to be filed any lawsuit, complaint or charge with respect to any Claim I am releasing in this Agreement. I promise never to file or prosecute a lawsuit, complaint, or charge based on the Claims released by this Agreement.

          (b) Company Property: On or before the Termination Date, I will return to the Company all "Company Property" in my possession. "Company Property" for this purpose shall mean all papers containing confidential information relating to the Company and its affiliates, including file and other documents, memoranda and records, and copies of the foregoing, as well as corporate credit cards, keys, and any other property of the Company or its affiliates in my possession, and I will not take or destroy any Company Property, including confidential financial data, or records or other confidential information. Anything herein to the contrary notwithstanding, nothing in this Section 4(b) shall prevent my retaining papers and other material of a personal nature, including but not limited to personal diaries, calendars or rolodexes or information showing my compensation or relating to reimbursement of expenses, information that I reasonably believe may be needed for tax purposes, and copies of plans, programs and agreements relating to my employment.

          (c) Taxes: I acknowledge that I am responsible for paying any taxes properly due from me with respect to payments and benefits that I receive pursuant to this Agreement.

          (d) Ownership of Claims: I have not assigned or transferred any Claim I am releasing, nor have I purported to do so.

          (e) Assistance; Defense of Claims: (i) Between the Termination Date and November 30, 2000, I agree to make myself reasonably available to Key Persons (as defined in Section 4(1) below) of the Company upon request during regular business hours for consultation with respect to on-going issues that arose before the Termination Date or general policy matters

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with which I have been familiar during my employment with the Company; provided, however, that I shall not be required to attend regular management meetings or to be involved with matters involving material, non-public information as to the Company or any of its affiliates or any other corporation or entity, or regarding any transaction in which the Company or any of its affiliates is involved. The Company will advise any Key Persons (as defined below) who may wish to consult with me of the requirements of the preceding sentence.

          (ii) I agree to assist the Company in connection with any pending claim against the Company or claims or disputes that relate to the period of my employment with the Company, including offering testimony on behalf of the Company if I am requested to do so, meeting with its attorneys or other representatives or otherwise cooperating reasonably in the investigation, defense or prosecution of such matters. The Company agrees to reimburse me for reasonable lost compensation or expenses I may incur in connection with rendering such assistance, including without limitation reasonable fees and disbursements for separate counsel, if I reasonably determine that any litigation, arbitration, proceeding or investigation of any such claim or dispute is of a nature that indicates I should have separate representation by reason of potential conflicts of interest between the Company on the one hand and me on the other hand. Such expenses shall be reimbursed or advanced promptly after my submission to the Company of statements thereof. I shall not be obligated to make more than 20 days in any calendar year available for the purpose of furnishing cooperation pursuant to this Section 4(e). In any event,
(i) in any matter subject to this Section 4(e), I shall not be required to act against the best interests of any new employer and (ii) any request for such cooperation shall take into account (A) the significance of the matters at issue in the litigation, arbitration, proceeding or investigation and (B) my other personal and business commitments. From and after the close of fiscal year 2001, I will be entitled to a fee of $1,000 per hour for furnishing such cooperation (including, without limitation, for time taken in travel undertaken in connection with such cooperation), such fee to be paid promptly following my submission of a statement setting forth the number of hours spent.

          (f) This Agreement to be Kept Confidential: Each party agrees not to disclose the terms, conditions or existence of this Agreement to anyone other than such party's attorneys, accountants and other professional advisors and, in my case, (i) members of my immediate family or (ii) prospective employers until such time as counsel to the Company determine such disclosure is required under Regulation S-K of the Securities and Exchange Commission or any other applicable law, rule or regulation. In addition, this subsection does not prohibit a party's disclosure of the terms, conditions or existence of this Agreement to the extent necessary legally to enforce this Agreement or as otherwise permitted pursuant to Section 4(h) below.

          (g) Encouragement of Claims: I agree that under no circumstances will I induce, encourage, or solicit any person or entity to file or pursue any proceeding of any kind against any person or entity released by me under Section 3(d) above. This Agreement does not prohibit me from giving any statement or testimony pursuant to legal process or as otherwise required by law.

          (h) Confidential Information: I will not disclose to anyone or make use of any trade secret or proprietary or confidential information of the Company or its affiliates, including such trade secret or proprietary or confidential information of any customer or other entity to which the Company owes an obligation not to disclose such information, that I acquired during my employment, including but not limited to records kept in the ordinary course of business, except (i) as such disclosure or use may be required or appropriate in connection with my work as an employee of the Company, (ii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order me to divulge, disclose or make accessible such information, or (iii) as to such confidential information that becomes generally known to the public or trade without violation of this Section 4(h).

          (i) Non-compete: I agree that, during the period ending 24 months after the Termination Date, I will not, directly or indirectly, without the prior written consent of the Company's Chief Executive Officer, become, act as, hold myself out as, or allow myself to be held out as, a shareholder, partner, joint venturer, promoter, employee, consultant, advisor and/or agent, of any entity identified in Schedule B, any entity controlled by, controlling of, or under common control with, any such entity, or any successor to any of the foregoing entities. Notwithstanding the foregoing, the Company agrees that I will not be deemed to have breached the foregoing covenant (i) solely as a result of my direct or indirect ownership of less than an aggregate of 3% of any class of securities of any such entity, provided that such securities are listed on a national securities exchange or are quoted on the NASDAQ National Market System, (ii) if, after the first anniversary of the Termination Date, an entity with which I have become affiliated in one or more of the capacities described in Section 4(i) above shall be acquired by, merge with, or transfer substantially all of its business or assets to, an entity identified in Schedule B or any entity controlled by, controlling of, or under common control with, such entity, or any successor to any of the foregoing entities, provided that upon the consummation of such transaction the entity with which I have become affiliated and that is so acquired has been actively engaged in the Financial Services Business (as defined below) for at least five years, or (iii) solely as a result of a passive investment as a limited partner or other venturer, with no management or supervisory authority or other role as a service provider, provided that such investment does not exceed 10% of the equity in such partnership or other venture.

          (j) Non-solicitation: I agree that, during the period ending 24 months after the Termination Date, (i) I will not knowingly, without the prior written consent of the Company's Chief Executive Officer, recruit or solicit any employee of the Company or any of its affiliates for employment with any other person or entity that does business in securities, commodities, financial futures, insurance, tax advantaged investments, mutual funds or any other line of business in which the Company or any of its affiliates is engaged ("Financial Services Business"), and (ii) I will not knowingly encourage any such entity with which I am affiliated in one or more of the capacities described in Section 4(i) above to hire any such employee. Anything herein to the contrary not withstanding, the Company acknowledges and agrees that (y) my responding to an unsolicited request of an employee of the Company for advice on employment matters or (z) my responding to an unsolicited request for employment reference from any third party by providing a reference setting forth my personal views about an employee of the Company, shall not by themselves be deemed a violation of this Section 4(j) or any forfeiture condition of any stock option or restricted stock unit award or plan referred to in Section 2(e) or 2(f).

           (k) Non-hire: I agree that, if, during the period ending 24 months after the Termination Date,

     i) any entity with which I am affiliated as a shareholder, partner, employee or agent hires or retains in any capacity any person identified in Schedule C, then the amounts then remaining to be paid to me under this Agreement will be offset by the Total Reward paid to such person for the preceding fiscal year by the Company and its affiliates,

     ii) any entity with which I am affiliated as a shareholder, partner, employee or agent hires more than three persons who are employees of the Company or any of its affiliates on the date of execution of this Agreement (other than the persons identified in Schedule C) and the Total Reward paid for the preceding fiscal year by the Company and its affiliates to each such person exceeds $1 million, then the amounts then remaining to be paid to me under this Agreement will be offset by the amount that the Total Reward paid to all such persons for the preceding fiscal year by the Company and its affiliates exceeds $3 million, and

     iii) any entity with which I am affiliated as a shareholder, partner, employee or agent hires persons who are employees of the Company or its affiliates on the date of execution of this Agreement and the Total Reward paid for the preceding fiscal year by the Company and its affiliates to all such persons exceeds $5 million in the aggregate, then the amounts then remaining to be paid to me under this Agreement will be offset by the amount that such Total Reward exceeds $5 million.

           The Company acknowledges and agrees that the foregoing offsets are not intended to be duplicative and that the Total Reward paid to a person may be counted in determining whether more than one restriction has been violated, but will be offset against amounts remaining to be paid to me only once.

           Anything herein to the contrary notwithstanding, I will not be considered affiliated with an entity for purposes of this Section 4(k) solely as a result of a passive investment by me in such entity as a limited partner or other venturer, with no management or supervisory authority or other role as a service provider, provided that such investment does not exceed 10% of the equity in such partnership or other venture.

           (l) No Disparagement or Harm: I agree that, during the period ending 24 months after the Termination Date, I will not intentionally make any statement or release any information that is disparaging or derogatory of the Company or any of its subsidiaries, any of their officers, directors and employees, or any of the Company's partnerships and joint ventures (the "Protected Parties"), including but not limited to the Company's business, policies, practices, performance or decisions except pursuant to the last sentence of this Section 4(l). I also agree that, during the period ending 60 months after the Termination Date, I will not intentionally make any public statement or publicly release any information that is disparaging or derogatory of the Company or any other Protected Party, including but not limited to the Company's business, policies, practices, performance or decisions except pursuant to the last sentence of this Section 4(l). The Company agrees that, during the period ending 24 months after the

Termination Date, it will not make, and it will use its reasonable efforts to cause its Chairman of the Board, its President, its Chief Financial Officer, its Chief Strategic and Administrative Officer, its Chief Legal Officer, its directors and the members of its Management Committee on the date hereof (the "Key Persons"), whether or not they continue on the Management Committee but only so long as they remain employees or directors of the Company, not intentionally to make any statement or release any information that is disparaging or derogatory of me, including but not limited to my business, policies, practices, performance or decisions except pursuant to the last sentence of this Section 4(l). The Company also agrees that, during the period ending 60 months after the Termination Date, it will not make, and it will use its reasonable efforts to cause the Key Persons not intentionally to make any public statement or publicly release any information that is disparaging or derogatory of me, including but not limited to my business, policies, practices, performance or decisions except pursuant to the last sentence of this Section 4(l). I agree that, during the period ending 60 months after the Termination Date, I will not, directly or indirectly, publish, write, lecture or otherwise publicly disseminate disparaging information about the Company or any other Protected Party except pursuant to the last sentence of this Section 4(l). The Company agrees that, during the period ending 60 months after the Termination Date, it will not, and it will use its reasonable efforts to cause the Key Persons not to, directly or indirectly, publish, write, lecture or otherwise publicly disseminate disparaging information about me except pursuant to the last sentence of this Section 4(1). Anything herein to the contrary notwithstanding, my responding to an unsolicited request for an employment reference from any third party by providing a reference setting forth my personal views about an employee of the Company or any of its subsidiaries shall not, by itself, be deemed a violation of this Section 4(1). This Section 4(l) shall not prevent any person or entity subject to such Section from responding publicly to incorrect, disparaging or derogatory public statements made in violation hereof to the extent reasonably necessary to correct or refute such public statements or from making truthful statements when required by order of a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order such party to divulge, disclose or make accessible any relevant information.

          (m) Cooperation With Respect to Press Releases: I agree to cooperate with the Company with respect to all internal announcements and external press releases regarding my employment and termination of employment with the Company. I acknowledge and agree that the press release attached as Schedule D may be issued by the Company, and that I will not release or cause to be released any other releases or statements regarding my employment or termination of employment with the Company. The Company acknowledges and agrees that I will be entitled to review in advance any other press release that refers to me and that no such press release or other internal or public announcement will be released by the Company without my prior written approval. This Section 4(m) shall not prevent any person or entity subject to such Section from responding publicly to incorrect, disparaging or derogatory announcements or public statements made in violation hereof to the extent reasonably necessary to correct or refute such public statements or from making truthful statements when required by order of a court or of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order such party to divulge, disclose or make accessible any relevant information.

          (n) Reasonableness of Restrictive Covenants: I acknowledge and agree that the restrictions contained in the preceding Sections 4(e)-(m) are reasonable and justified in light of the nature of the Company's business and customers, and further in light of the trade secret or proprietary or confidential information to which I have had exposure and access during the course of my employment by the Company.

          (o) Severability of Requirements: I acknowledge that the provisions pertaining to the scope of the restrictions contained in Sections 4(e)-(m) are severable by their terms. If any provision of those restrictions or of this Agreement is found to be invalid or void under applicable law, rule or regulation, the remaining provisions of this Agreement shall not be affected and shall continue in full force and effect. By executing this Agreement, the Company and I agree that in the event a court of competent jurisdiction determines that any provision of this Agreement is unreasonable or unenforceable, such court shall have the right and is authorized by the Company and me to modify such provision so as to render that provision reasonable and enforceable.

          (p) Injunctive Relief: I acknowledge that any breach of Sections 4(e)-4(j) or 4(l)-4(m) of this Agreement will result in irreparable harm to the Company, that no remedy at law will be adequate for such breach and that the Company shall be entitled to temporary, preliminary and permanent injunctive relief and specific enforcement, in addition to all other remedies at law or in equity. The Company acknowledges that any breach of Section 4(f) or 4(l)-4(m) of this Agreement will result in irreparable harm to me, that no remedy at law will be adequate for such breach and I shall be entitled to temporary, preliminary and permanent injunctive relief and specific enforcement, in addition to all other remedies at law or in equity.

          Section 5 -- Consideration of Release

          (a) Opportunity for Review: I acknowledge that, before signing this Agreement, I am entitled to a period of at least 21 days in which to consider this Agreement, even though I may sign the Agreement at any time during such 21-day period. I waive any right I might have to additional time beyond this consideration period within which to consider this Agreement. I further acknowledge that: (i) I took advantage of this period to consider this Agreement before signing it; (ii) I carefully read this Agreement; (iii) I fully understand it; (iv) I am entering into it voluntarily; and (v) I consulted with an attorney before signing it.

          (b) Right of Revocation: I have been advised that I may revoke this Agreement within seven calendar days of signing it. Revocation can be made by delivering a written notice of revocation to Morgan Stanley Dean Witter & Co., 1585 Broadway, New York, New York 10036, attention: Chairman and Chief Executive Officer. For such revocation to be effective, written notice must be received by the Company no later than the close of business on the seventh day after I sign this Agreement. I acknowledge that, if I revoke this Agreement, it shall not be effective or enforceable, I will not receive the benefits described in Section 2 of the Agreement, and the Company will have no obligation to renegotiate or reconsider the terms of the Agreement.

          Section 6 -- Miscellaneous

          (a) Entire Agreement: This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof. I agree that I will not be entitled to receive, nor will I receive, nor will I seek, any compensation or benefits from the Company or any of its affiliates other than the compensation and benefits recited or referred to herein. This Agreement may not be modified or cancelled in any manner except by a writing signed by both me and an authorized officer of the Company. If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable. This Agreement may be executed in counterparts.

          (b) Successors: This Agreement inures to the benefit of and binds my heirs, administrators, representatives, executors, successors, and assigns. This Agreement also binds the Company and its related entities, subsidiaries, affiliates and successors. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business or assets that by reason hereof assumes and agrees to perform this Agreement, by operation of law or otherwise.

          (c) Interpretation: This Agreement shall be construed as a whole according to its fair meaning. Unless the context indicates otherwise, the term "or" shall be deemed to include the term "and" and the singular or plural number shall be deemed to include the other. Captions are intended solely for convenience of reference and shall not be used in the interpretation of this Agreement. This Agreement shall be governed by the statutes and common law of the State of New York, excluding its choice of laws statutes or common law.

          (d) Agreements Superseded: This Agreement supersedes any confidentiality, non-competition, non-solicitation and non-disclosure agreements I may have signed during my employment with the Company, or included in the terms of any plan or award, subject to any necessary approvals of the Company's Board of Directors (or the appropriate committee thereof). The Company will use its best efforts to obtain any Board or Board committee approvals needed at the next regularly scheduled Board meeting.

          (e) Representations and Warranties: The Company represents and warrants to me that (u) it will use its best efforts to obtain any necessary approvals by its Board of Directors (or the appropriate committee thereof) at or before the next regularly scheduled Board meeting of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (v) all corporate action required to be taken by the Company for the execution, delivery and performance of this Agreement has been or will be taken as soon as practicable, and in any event no later than at or before the next regularly scheduled Board meeting, (w) it will use its best efforts to cause its Board of Directors (or the appropriate committee thereof) to make any necessary amendments to any applicable plans, awards or agreements, or take any other necessary action with respect thereto, at or before the next regularly scheduled Board meeting, (x) no regulatory approvals are necessary for the execution and performance of this Agreement by the Company, (y) the Company's entering into this Agreement and the performance of its obligations hereunder will not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document to which it is a party or by which it is bound and (z) this Agreement is a legal, valid and binding, obligation of the Company, enforceable in accordance with and subject to its terms and conditions, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally. The Company acknowledges that I have relied upon such representations and warranties in entering into this Agreement.

          (f) No Mitigation; No Offset: I shall be under no obligation to seek other employment and there shall be no offset against amounts due to me on account of any remuneration or benefits attributable to any subsequent employment that I may obtain, except as otherwise provided herein.

          (g) Notices: All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) two business days after being sent by certified or registered mail, postage prepaid and return receipt requested to the party concerned at the address indicated below or at such changed address as such party shall have given notice of pursuant to this Section 6(g) or (c) two business days after being sent by nationally recognized overnight courier, written confirmation of receipt requested, to the party concerned at the address indicated below or at such changed address as such party shall have given notice of pursuant to this Section 6(g):

          If to me:

                         Peter F. Karches
                         {*}

          If to the Company:

                         Morgan Stanley Dean Witter & Co.
                         39/th/ Floor
                         1585 Broadway
                         New York, New York  10036
                         Attention:  Chief Legal Officer

          Section 7 -- Arbitration of Disputes

          (a) Arbitrable Disputes: The Company and I agree to use final and binding arbitration to resolve any dispute ("Arbitrable Dispute") between me and the Company. This arbitration agreement applies to, among others, disputes about the validity, interpretation, or effect of this Agreement or alleged violations of it, or other statutory violation claims. This paragraph (a) shall not, however, be deemed a waiver of either party's right to injunctive relief as provided in Section 4(p).

          (b) The Arbitration: Arbitration shall take place under the rules of the American Arbitration Association, before a panel of three arbitrators, in accordance with the rules and

----------------
{*} = CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.

procedures of the Association. Each party shall select an arbitrator and the two arbitrators shall select a third and these three arbitrators shall form the panel. The decision in such arbitration shall be final and conclusive on the parties and judgment upon such decision may be entered in any court having jurisdiction thereof.

          (c) Fees and Expenses: Each party shall pay the fees of its attorneys, the expenses of its witnesses, and any other expenses that such party incurs in connection with the arbitration, but all other costs of the arbitration, including the fees of the arbitrator, the cost of any record or transcript of the arbitrations, administrative fees, and other fees and costs shall be paid in equal shares by me and the Company.

          (d) Exclusive Remedy: Arbitration in this manner shall be the exclusive remedy for any Arbitrable Dispute. Should I or the Company attempt to resolve an Arbitrable Dispute by any method other than arbitration pursuant to this Section except as provided in Section 7(a) above, the responding party will be entitled to recover from the initiating party all damages, expenses, and attorneys' fees incurred as a result of that breach.

          Executed at New York, New York, this 29/th/ day of August, 2000.

                                       /s/  Peter F. Karches
                                     -----------------------
                                       Peter F. Karches

          Executed at New York, New York, this 29/th/ day of August, 2000.

                              MORGAN STANLEY DEAN WITTER & CO.

                              BY:  /s/  Philip J. Purcell
                                   ------------------------
                                   Name:  Philip J. Purcell
                                   Title: Chairman and Chief Executive Officer


                              BY:  /s/ John J. Mack
                                   ------------------
                                   Name:  John J. Mack
                                   Title: President and Chief Operating Officer

                                  Schedule A
                             As of August 29, 2000

{*}
----------
{*} = CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.

                                  Schedule B

{*}
--------
{*} = CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.

                                  Schedule C

{*}
---------
{*} = CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.

                                  Schedule D
                                 Press Release
              MORGAN STANLEY DEAN WITTER ANNOUNCES RETIREMENT OF
                               PETER F. KARCHES

           Institutional Securities Group to Report to John J. Mack

New York City, August 29, 2000. Morgan Stanley Dean Witter & Co. (NYSE: MWD) today announced that Peter F. Karches, President and Chief Operating Officer of Morgan Stanley Dean Witter's Institutional Securities and Investment Banking Group has decided to retire after 25 years of service to the Firm. John J. Mack, President and Chief Operating Officer of Morgan Stanley Dean Witter, will assume Mr. Karches' responsibilities in the management of the Institutional Securities and Investment Banking Group.

"Peter Karches has contributed to the success of our Firm in many ways over a long and distinguished career," Philip J. Purcell, Chairman and Chief Executive of Morgan Stanley Dean Witter, said. "In his years in the Firm's Fixed Income Division, he had management responsibility for a wide range of trading and sales operations--from corporate bonds, to mortgage backed securities, to high yield bonds and emerging markets--before taking responsibility for all of the Firm's global fixed income operations in 1992. Since he took over leadership of the Institutional Securities and Investment Banking Group in 1997, that business has experienced tremendous growth and has been a major driver of our profitability since the merger of Dean Witter and Morgan Stanley in the same year. We are grateful to Peter for all of his efforts on behalf of the Firm and wish him all the best."

"Peter has played an important role in developing Morgan Stanley Dean Witter into a global financial services provider that is recognized as a leader in the many markets it serves around the world," Mr. Mack added. "The growth in the Institutional Securities and Investment Banking business under his guidance and leadership has been nothing less than spectacular. I shall miss Peter as a good friend as well as a colleague, and all of us want to thank him for his dedication and commitment to the Firm over these many years."

"My quarter century career at this firm has been a rich and rewarding one for me," said Mr. Karches. "I have taken both pleasure and some measure of pride in watching our Firm develop and prosper over that period, and I have enjoyed working with several generations of the most talented and capable professional people in our industry. While my career here has been a wonderful professional and personal experience for me, I believe that now is the right time for me to focus my attention on some other goals and priorities that I have set for myself. I am comfortable that I am leaving the Firm in great shape and with a momentum that will carry it to even greater success in the future."

Mr. Karches joined the Firm in 1976 and became a Managing Director in 1985. He was named head of the Worldwide Fixed Income Division in 1992. In 1997 Mr. Karches became President and Chief Operating Officer of the Institutional Securities and Investment Banking Group and was appointed to the Management Committee of Morgan Stanley Dean Witter.

Morgan Stanley Dean Witter is a global financial services firm and a market leader in securities, asset management and credit services. The Company has offices in New York, London, Tokyo, Hong Kong and other principal financial centers around the world and more than 500 securities branch offices throughout the United States.

Access this press release on-line @ www.msdw.com
                                    ------------

Contacts for Morgan Stanley Dean Witter:
Morgan Stanley Dean Witter, New York
Raymond O'Rourke
(212) 761-4262

                                   #   #   #

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